As filed with the Securities and Exchange Commission on June 8, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WHITEHALL JEWELLERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1433610 (I.R.S. Employer Identification No.)

155 N. Wacker Drive, Suite 500 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
Whitehall Jewellers, Inc. 1996 Long-Term Incentive Plan
(Full Title of the Plan)
John R. Desjardins
Executive Vice President and Chief Financial Officer
Whitehall Jewellers, Inc.
155 N. Wacker Drive, Suite 500
Chicago, Illinois 60606
(Name and Address of agent for service)
(312) 782-6800
(Telephone number, including area code, of Agent for Service)

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Whitehall Jewellers, Inc. hereby de-registers any and all shares of common stock, par value $0.001 per share, of Whitehall Jewellers, Inc. originally registered hereunder which have not been issued. The Whitehall Jewellers, Inc. 1996 Long-Term Incentive Plan, pursuant to which such shares would have been issued, has been terminated and no additional shares may be issued or sold under such plan.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on this 8th day of June, 2006.

WHITEHALL JEWELLERS, INC.
By:

/s/ John R. Desjardins
John R. Desjardins
Executive Vice President and Chief Financial Officer

Date: June 8, 2006

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